Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of December 15, 2021, between Venus Concept Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

 1.1.          Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein); and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.6.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Anti-Corruption Laws” means any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

 “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.  Unless the context otherwise requires, Capital Stock shall refer to Capital Stock of the Company.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of the State of Delaware, in the form of Exhibit A attached hereto.

“Closing” means the sale of the Closing Shares pursuant to Section 2.1.

“Closing Date” means the date hereof, assuming all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (a) the Purchasers’ obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived.

“Closing Shares” means the shares of Common Stock and Nonvoting Convertible Preferred Stock sold in the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed; provided, that if the context so requires, “Common Stock” shall mean such shares of Common Stock sold in the Closing.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means Dorsey & Whitney LLP, with offices located at Brookfield Place, 161 Bay Street, Suite 4310, Toronto, ON M5J 2S1.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Common Stock and Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date, provided that a holder of Common Stock or Underlying Shares is not an Affiliate of the Company, or (d) all of the Common Stock and Underlying Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Common Stock and Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Reports” shall have the meaning ascribed to such term in Section 3.1(j).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the Food and Drug Administration.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Intellectual Property” means any and all U.S. or foreign patents, patent applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations or processes, trade secrets and other similar intellectual property rights.

“Investor Rights Agreement” means the Investor Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit C attached hereto.

“Knowledge” means, in reference to the Company, the actual knowledge, or the actual knowledge that would be obtained following reasonable investigation, of any of the President, Chief Executive Officer, or Chief Financial Officer of the Company

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Material Adverse Effect” means a material adverse change in the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, when taken as a whole; provided that the impacts of COVID-19 on the operations, business or financial condition of the Issuer or any of its Subsidiaries that occurred and were disclosed to the Purchasers as of the Effective Date or otherwise publicly available on or prior to the Effective Date will be disregarded.

“Material Agreement” means any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Nonvoting Convertible Preferred Stock” means the 3,790,755 shares of the Company’s Nonvoting Convertible Preferred Stock issued hereunder, having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Open Source Licenses” shall have the meaning ascribed to such term in Section 3.1(b).

“Permitted Liens” means any security interest in favor of (a) Madryn Health Partners, LP or the other secured parties pursuant to that certain Guaranty and Security Agreement, dated as of December 9, 2020, as amended, by and among the Company, Madryn Health Partners, LP and the other parties thereto or (b) City National Bank of Florida pursuant to that certain Security Agreement, dated as of March 20, 2020, as amended, by and among the Company and City National Bank of Florida.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Rights Waivers” shall have the meaning ascribed to such term in Section 2.2(a)(vii).

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Common Stock and the Underlying Shares.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including the Underlying Shares issuable upon conversion in full of all shares of Nonvoting Convertible Preferred Stock, ignoring any conversion limits set forth therein.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Common Stock, the Nonvoting Convertible Preferred Stock and the Underlying Shares.

“Securities Act” shall have the meaning ascribed to such term in the Preamble.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets exceeds the fair value of such Person’s liabilities, (b) the fair salable value of such Person’s consolidated property exceeds the fair value of such Person’s liabilities, (c) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, and (d) such Person is able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance and extensions related thereto).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Common Stock and Nonvoting Convertible Preferred Stock purchased hereunder in the Closing as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any wholly owned subsidiary of the Company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Trademarks” means any trademarks, service mark rights, trade names and other identifiers indicating the business or source of goods or services, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company and each of its Subsidiaries connected with and symbolized by such trademarks.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Investor Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Inc., the current transfer agent of the Corporation, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021, and any successor transfer agent of the Corporation.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Nonvoting Convertible Preferred Stock issued hereunder.

ARTICLE II.
PURCHASE AND SALE

 2.1.          Closing.

On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto and in any event on or prior to December 15, 2021, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number of shares of Common Stock and Nonvoting Convertible Preferred Stock as set forth on Schedule 2.1. Each Purchaser acquiring shares of Common Stock and Nonvoting Convertible Preferred Stock at the Closing shall deliver to the Company, via wire transfer, immediately available funds equal to its Subscription Amount pursuant to Section 2.2(b)(ii), and the Company shall deliver to each Purchaser its respective shares of Common Stock and Nonvoting Convertible Preferred Stock, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely.

 2.2.          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)          for each Purchaser, evidence of a book entry transfer evidencing a number of shares of Common Stock and Nonvoting Convertible Preferred Stock as set forth on Schedule 2.1, registered in the name of such Purchaser, and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of the State of Delaware;

(iii)          the Company shall have provided each Purchaser with the Company’s wire instructions;

(iv)          the Registration Rights Agreement duly executed by the Company;

(v)          the Investor Rights Agreement duly executed by the Company; and

(vi)          a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)          such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company;

(iii)          the Registration Rights Agreement duly executed by such Purchaser;

(iv)          an “accredited investor” questionnaire, in a form acceptable to the Company in its reasonable discretion, duly executed by such Purchaser; and

(v)          the Investor Rights Agreement duly executed by such Purchaser.

 2.3.          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)          the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)          from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Closing Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

 3.1.          Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Purchaser, except as disclosed in the Company’s filings with the Commission following December 31, 2020 (with respect to such filings, excluding any disclosures set forth in any risk factors or “forward looking statements” within the meaning of the Securities Act):

(a)          Due Organization, Authorization: Power and Authority.  The Company and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation and the Company and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

The execution, delivery and performance by the Company of the Transaction Documents to which it is a party do not and will not (i) conflict with the Company’s or any of its Subsidiaries’ organizational documents, including their respective certificate of incorporation and bylaws, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company, or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, notice to or qualification with, or Governmental Approval from, any Governmental Authority or any other Person (except for such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default or material breach under any Material Agreement by which the Company, any of its Subsidiaries or any of their respective properties, is bound.  Neither the Company nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Effect.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith.

(b)          Intellectual Property.  The Company and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens, other than Permitted Liens, and non-exclusive licenses for off-the-shelf software that is commercially available to the public.

None of the Company or any of its Subsidiaries has used any software or other materials that are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause any software or other materials owned by the Company or used in any Company products to have to be (i) distributed to third parties at no charge or a minimal charge, (ii) licensed to third parties for the purpose of creating modifications or derivative works, or (iii) subject to the terms of such Open Source License.

Each employee and contractor of the Company and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to the Company or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case individually or in the aggregate.

No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Company or any of its Subsidiaries or exist to which the Company or such Subsidiary is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(c)          Subsidiaries’ Equity Interests. Except as set forth on Schedule 3.1(c), all of the issued ownership interests of each of the Subsidiaries of the Company are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Company or its applicable Subsidiary and are free and clear of all Liens, other than Permitted Liens, and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law.

(d)          Litigation.  There are no actions, suits, investigations, or proceedings pending or, to the Company’s Knowledge, threatened in writing by or against the Company or any of its Subsidiaries reasonably expected to result in the payment or award of damages of more than Five Hundred Thousand Dollars ($500,000.00).

(e)          No Broker’s Fees.  None of the Company nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the Transaction Documents and the transactions contemplated thereby.

(f)          No Material Adverse Effect; Financial Statements.  All consolidated financial statements for the Company and its consolidated Subsidiaries, delivered to the Purchasers fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries, and the consolidated results of operations of the Company and its consolidated Subsidiaries as of and for the dates presented.  Since December 31, 2020, there has not been a Material Adverse Effect.

(g)          No General Solicitation.  Neither the Company nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering, issuance and sale of the Common Stock and Nonvoting Convertible Preferred Stock in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(h)          Accredited Investors.  Neither the Company nor any of its Subsidiaries has offered or sold any of the Closing Shares to any person or entity whom it reasonably believes is not an “accredited investor” (as defined in Rule 501(a) of Regulation D).

(i)          Solvency.  The Company is, and upon consummation of the transactions contemplated by the Transaction Documents will be, Solvent.  The Company and each of its Subsidiaries, when taken as a whole, is, and upon consummation of the transactions contemplated by the Transaction Documents will be, Solvent.

(j)          Exchange Act Compliance.  All documents filed with the Commission by the Company under the Exchange Act are hereinafter referred to herein as the “Exchange Act Reports”.  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.  The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)          Regulatory Compliance.  Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither the Company nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  The Company and each of its Subsidiaries complies in all material respects with the Federal Fair Labor Standards Act.  Neither the Company nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither the Company nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect.  Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or such Subsidiary or, to the Company’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws.  The Company and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of the Company, any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Law, or (iii) is a Blocked Person.  None of the Company, any of its Subsidiaries, or to the Knowledge of the Company, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

(l)          Tax Returns and Payments; Pension Contributions.  The Company and each of its Subsidiaries have timely filed all required tax returns and reports (or extensions thereof), and the Company and each of its Subsidiaries, have timely paid all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by the Company and such Subsidiaries in a cumulative amount greater than One Hundred Thousand Dollars ($100,000), in all jurisdictions in which the Company or any such Subsidiary is subject to Taxes, including the United States, unless such Taxes are being contested in accordance with the next sentence.  The Company and each of its Subsidiaries, may defer payment of any contested Taxes, provided that the Company or such Subsidiary, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; and (b) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP.  Neither the Company nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of the Company’s or such Subsidiary’s, prior Tax years which could result in additional taxes in a cumulative amount greater than One Hundred Thousand Dollars ($100,000) becoming due and payable by the Company or its Subsidiaries.  The Company and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither the Company nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

(m)          Full Disclosure.  No written representation, warranty or other statement of the Company or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to any Purchaser, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to any Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

(n)          Enforceability.  The Transaction Documents have been duly executed by the Company and, upon the consummation of the transactions contemplated by the Transaction Documents, shall constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)          Valid Issuance.  The Closing Shares (a) have been duly authorized by the Company and, upon their issuance pursuant to this Agreement in accordance with Section 2.1, will be validly issued, fully paid and non-assessable, (b) will not, as of each applicable Closing Date, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of each Purchaser’s representations and warranties hereunder, (i) will be issued exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (ii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Closing Shares.

The Underlying Shares have been duly and validly authorized and reserved by the Company (to the extent required to be converted under the terms hereof) and, when issued upon conversion in accordance with this Agreement and the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock shall not be subject to any preemptive or similar rights.

(p)          Capitalization.  The Company’s capitalization as disclosed in its filings with the Commission is true and complete, in all material respects, as of the date of such filings.

(q)          Compliance with Securities Laws.  The Company is a reporting issuer in the United States, and is not in default under applicable U.S. federal securities laws, and is in compliance with its timely disclosure obligations under such laws and the requirements of each Trading Market on which the Common Stock is currently listed. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company has been issued or made by the Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to the Company’s Knowledge, are contemplated by any such authority. The Company is in material compliance with all applicable requirements of each applicable Trading Market. None of the applicable U.S. securities regulatory authorities or similar regulatory authority, any applicable Trading Market or any other competent authority has issued any order to cease or suspend trading of any securities of the Company, and the Company has not taken any action that is reasonably likely to result in the delisting of any securities of the Company that are listed or designated on any Trading Market.

(r)          Operations in the Ordinary Course.  Except as set forth in or contemplated by the Company’s filings with the Commission since September 30, 2021, since September 30, 2021 the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice in all material respects, and there has been no (i) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business or acquisitions or dispositions as disclosed in the Company’s filings with the Commission or (ii) material change in the Company’s accounting principles, practices or methods.

(s)          Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business in all material respects.

(t)          No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(u)          Listing Rules.  The Company is not required to obtain any consent or approval from its stockholders in connection with the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents pursuant to the rules of any Trading Market on which any of the securities of the Company are listed or designated.

 3.2.          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)          Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status.  At the time such Purchaser was offered the Closing Shares, it was, and as of the date hereof it is, and on each date on which it converts any Nonvoting Convertible Preferred Stock, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)          Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by such Purchaser or its advisors, if any. Such Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(e)          General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement.

(f)          Access to Information.  Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Exchange Act Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g)          Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives (including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates), bound by a duty of confidentiality to such Purchaser and whom such Purchaser has taken reasonable actions to cause them to maintain such confidentiality, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h)          No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)          No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Purchaser to consummate the transactions contemplated hereby.

(j)          No Legal, Tax or Investment Advice.  Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

 4.1.          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)          The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Securityholders (as defined in the Registration Rights Agreement) thereunder.

(c)          Instruments, whether certificated or uncertificated, evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Promptly after the Effective Date, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any Nonvoting Convertible Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Securities, or if such Securities may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Securities shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, as soon as practicable and no later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate or book entry (at the election of such Purchaser, provided absent instructions to the contrary the default shall be book-entry) representing Securities, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser an unrestricted book entry representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Instruments, whether certificated or uncertificated, for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

 4.2.          Lock-up.  Notwithstanding any provision of this Agreement to the contrary, each Purchaser hereby agrees that, without the prior written consent of the Company, such Purchaser will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities (for the avoidance of doubt, including Nonvoting Convertible Preferred Stock) convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or other-wise until March 15, 2022 (the “Lock-Up Period”).  The Company will direct its transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by the restrictions set forth in this Section 4.2 for the duration of the Lock-Up Period.1  For the avoidance of doubt, nothing in this Section 4.2 shall prohibit the purchase of shares of Common Stock in the open market or otherwise.

 4.3.          Furnishing of Information; Public Information.  Until no Purchaser owns Securities, the Company covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

 4.4.          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

1 Date that is 90 days after Closing.

 4.5.          Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company, or any of its officers, directors, employees or agents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

 4.6.          Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

 4.7.          Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.5, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such purchaser shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

 4.8.          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

 4.9.          Indemnification of Purchasers.  Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, or (B) any conduct by such Purchaser Party which constitutes gross negligence or willful misconduct. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

 4.10.          Reservation and Listing of Securities.  The Company shall maintain and keep available at all times, free of preemptive rights, a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

 4.11.          Listing of Common Stock.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Common Stock and Underlying Shares on such Trading Market and promptly secure the listing of all of the Common Stock and Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all commercially reasonable action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

 4.12.          Conversion Procedures.  The form of Notice of Conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Purchasers in order to convert the Nonvoting Convertible Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Nonvoting Convertible Preferred Stock, unless required by the Transfer Agent. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Nonvoting Convertible Preferred Stock. The Company shall honor conversions of the Nonvoting Convertible Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

 4.13.          Certain Transactions and Confidentiality.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.5 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of the initial press release as described in Section 4.5. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

 4.14.          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.
MISCELLANEOUS

 5.1.          Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 15, 2021; provided, however, that the right to terminate this Agreement under this Section 5.1 shall not be available to a Purchaser whose failure to fulfill any obligation under this Agreement has been the proximate cause of or resulted in the failure of the transactions contemplated hereunder to occur on or before such date; provided further, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

 5.2.          Fees and Expenses.  At the Closing, the Company shall pay the reasonable and documented fees and expenses of Willkie Farr & Gallagher LLP, the counsel for Masters Special Situations, LLC, in an amount not to exceed, in the aggregate, $150,000.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any Notice of Conversion delivered by a Purchaser), stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchasers.  Except as set forth above, each party shall pay its own fees and expenses in connection with the transactions contemplated by the Transaction Documents.

 5.3.          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

 5.4.          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, with, in the case of the Purchasers, a copy to:  Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attn: Matthew J. Rizzo (mrizzo@willkie.com) and Sean M. Ewen (sewen@willkie.com).

 5.5.          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

 5.6.          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

 5.7.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

 5.8.          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

 5.9.          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence a Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

 5.10.          Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

 5.11.          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

 5.12.          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

 5.13.          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Nonvoting Convertible Preferred Stock, the applicable Purchaser shall be required to return any Underlying Shares subject to any such rescinded Notice of Conversion concurrently therewith.

 5.14.          Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

 5.15.          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

 5.16.          Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

 5.17.          Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

 5.18.          Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

 5.19.          Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

 5.20.          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

 5.21.          Construction.  The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

 5.22.          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENUS CONCEPT INC.		Address for Notice:

By:	/s/ Domenic Serafino	Venus Concept Inc. 235 Yorkland Blvd., Suite 900
	Name: Domenic Serafino	Toronto, Ontario, Canada
	Title: CEO	M2J 4Y8
Attn: General Counsel and Corporate Secretary Email: mmandarello@venusconcept.com
With a copy to (which shall not constitute notice):
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place 161 Bay Street, Suite 4310
Toronto, ON M5J 2S1
Attn: Richard Raymer
Email: raymer.richard@dorsey.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Marlin Fund, Limited Partnership

Signature of Authorized Signatory of Purchaser:	/s/ Michael W. Masters

Name of Authorized Signatory:	Michael W. Masters

Title of Authorized Signatory:	Managing Member of the General Partner

Address for Notice:

3060 Peachtree Road, NW, Ste 1425 Atlanta, GA 30305

Subscription Amount: $2,201,500

Shares of Common Stock: 1,761,200

Shares of Nonvoting Convertible Preferred Stock: 0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Marlin Fund II, Limited Partnership

Signature of Authorized Signatory of Purchaser:	/s/ Michael W. Masters

Name of Authorized Signatory:	Michael W. Masters

Title of Authorized Signatory:	Managing Member of the General Partner

Address for Notice:

3060 Peachtree Road, NW, Ste 1425 Atlanta, GA 30305

Subscription Amount: $1,640,500

Shares of Common Stock: 1,312,400

Shares of Nonvoting Convertible Preferred Stock: 0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Marlin Fund III, Limited Partnership

Signature of Authorized Signatory of Purchaser:	/s/ Michael W. Masters

Name of Authorized Signatory:	Michael W. Masters

Title of Authorized Signatory:	Managing Member of the General Partner

Address for Notice:

3060 Peachtree Road, NW, Ste 1425 Atlanta, GA 30305

Subscription Amount: $148,750

Shares of Common Stock: 119,000

Shares of Nonvoting Convertible Preferred Stock: 0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Marlin Master Fund Offshore II, LP

Signature of Authorized Signatory of Purchaser:	/s/ Michael W. Masters

Name of Authorized Signatory:	Michael W. Masters

Title of Authorized Signatory:	Managing Member of the General Partner

Address for Notice:

3060 Peachtree Road, NW, Ste 1425 Atlanta, GA 30305

Subscription Amount: $259,250

Shares of Common Stock: 207,400

Shares of Nonvoting Convertible Preferred Stock: 0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	MSS VC SPV LP

Signature of Authorized Signatory of Purchaser:	/s/ Michael W. Masters

Name of Authorized Signatory:	Michael W. Masters

Title of Authorized Signatory:	Managing Member of the Managing Member of the General Partner

Address for Notice:

3060 Peachtree Road, NW, Ste 1425 Atlanta, GA 30305

Subscription Amount: $5,748,966.25

Shares of Common Stock: 808,418

Shares of Nonvoting Convertible Preferred Stock: 3,790,755

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	EW Healthcare Partners, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Scott Barry

Name of Authorized Signatory:	Scott Barry

Title of Authorized Signatory:	Its Authorized Signatory

Address for Notice:

21 WaterWay Ave, Suite 225, The Woodlands, TX 77380

Subscription Amount: $4,710,485

Shares of Common Stock: 3,768,388

Shares of Nonvoting Convertible Preferred Stock:  0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	EW Healthcare Partners-A, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Scott Barry

Name of Authorized Signatory:	Scott Barry

Title of Authorized Signatory:	Its Authorized Signatory

Address for Notice:

21 WaterWay Ave, Suite 225, The Woodlands, TX 77380

Subscription Amount: $189,515

Shares of Common Stock: 151,612

Shares of Nonvoting Convertible Preferred Stock:  0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Healthquest Partners II, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Garheng Kong

Name of Authorized Signatory:	Garheng Kong

Title of Authorized Signatory:	Managing Partner

Address for Notice:

1301 Shoreway Road, Suite 350, Belmont, CA 94002

Subscription Amount: $2,000,000

Shares of Common Stock: 1,600,000

Shares of Nonvoting Convertible Preferred Stock:  0

[PURCHASER SIGNATURE PAGES TO VENUS CONCEPT INC. STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Keith J Sullivan Trustee UAD 11/04/2016 Keith J Sullivan Revocable Trust

Signature of Authorized Signatory of Purchaser:	/s/ Keith Sullivan

Name of Authorized Signatory:	Keith Sullivan

Title of Authorized Signatory:	President & CEO

Address for Notice:

8860 North Sea Oaks Way #109, Vero Beach, Florida 32963

Subscription Amount: $100,000

Shares of Common Stock: 80,000

Shares of Nonvoting Convertible Preferred Stock:  0

EXHIBIT A
CERTIFICATE OF DESIGNATION

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

EXHIBIT C
INVESTOR RIGHTS AGREEMENT

EXHIBIT D
LEGAL OPINION OF COMPANY COUNSEL

1.	The Company is a validly existing corporation and in good standing under the laws of the State of Delaware.

2.
The execution and delivery of the Transaction Documents by the Company and the issuance and sale of the Securities pursuant to the Purchase Agreement do not (a) constitute a default under or a breach of any Reviewed Agreement, (b) violate any provision of the articles or bylaws of the Company, or (c) violate any U.S. Federal or New York statute, law, rule or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents, in each case of (a) and (c) to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

3.
All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal regulatory authority or governmental body required for the issuance of the Securities has been made or obtained, other than filings required to be made under U.S. federal or “blue sky” laws, applicable Canadian securities laws and applicable stock exchange requirements that may be made properly after the issuance of the Securities.

4.	The offer and sale of the Securities are exempt from the registration requirements of the Securities Act.

5.
The execution and delivery of the Transaction Documents and the issuance of the Securities have been duly authorized by the Company, and the Transaction Documents have been duly executed and delivered by the Company.

6.	The Company is not, and, after giving effect to the issue and sale of the Securities, will not be, required to be registered as an “investment company” under the 1940 Act.

7.
The Securities have been duly authorized and upon issuance and delivery against payment therefore in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

SCHEDULE 3.1(C)

Venus Concept (HK) Limited is owned 49% by minority investors.